Amendment

dated February 14, 2013,

to the

Distribution Plan – H-Class Shares

of

Rydex Series Funds,

dated February 25, 2000,

as Amended

EXHIBIT A

Rydex Series Funds

Distribution Fees – H-Class Shares

Rydex Series Funds

Mid-Cap 1.5x Strategy Fund

Russell 2000® 1.5x Strategy Fund

Europe 1.25x Strategy Fund

U.S. Long Short Momentum Fund

Multi-Hedge Strategies Fund

S&P 500® Pure Value Fund

S&P 500® Pure Growth Fund

S&P MidCap 400® Pure Value Fund

S&P MidCap 400® Pure Growth Fund

Inverse Mid-Cap Strategy Fund

S&P SmallCap 600® Pure Value Fund

S&P SmallCap 600® Pure Growth Fund

Inverse Russell 2000® Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Real Estate Fund

Commodities Strategy Fund

S&P 500® Fund

Russell 2000® Fund

All-Asset Moderate Strategy Fund

All-Asset Conservative Strategy Fund

All-Asset Aggressive Strategy Fund

Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

Japan 2x Strategy Fund

Managed Commodities Strategy Fund

Event Driven and Distressed Strategies Fund

International 2x Strategy Fund

Inverse International 2x Strategy Fund

Emerging Markets 2x Strategy Fund

Inverse Emerging Markets 2x Strategy Fund

Global Managed Futures Strategy Fund

Emerging Markets Bond Strategy Fund

Distribution Fees

Distribution Services                                         twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.